Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our name and the information regarding our review of Forest’s estimates of reserves in the section Independent Audit of Reserves in the Annual Report on Form 10-K of Forest Oil Corporation (the “Company”) for the year ended December 31, 2006, and to the incorporation by reference thereof into the Company’s Registration Statements as follows:   (i) the Registration Statement (No. 333-48440) on Form S-8 of Forest Oil Corporation — 1992 Stock Option Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 333-49376) on Form S-8 of Forest Oil Corporation-Forcenergy 1999 Stock Plan filed as Post Effective Amendment No. 1 to the Registration Statement of Forest Oil Corporation on Form S-4, (iii) the Registration Statements (Nos. 333-05497 and 333-89174) on Form S-8 of Forest Oil Corporation — Stock Incentive Plan, (iv) the Registration Statements (Nos. 333-81529 and 333-127873) on Form S-8 of Forest Oil Corporation — Employee Stock Purchase Plan, (v) the Registration Statements (Nos. 333-62408 and  333-108267) on Form S-8 of Forest Oil Corporation — 2001 Stock Incentive Plan, and (vi) the Registration Statement (No. 333-108271) on Form S-8 of Forest Oil Corporation — Employee Benefit Plan.

DEGOLYER AND MACNAUGHTON

February 23, 2007